UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Separation Agreement, Waiver and Release described in Item 5.02 below is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Goldstein

On April 29, 2021, Scott’s Liquid Gold-Inc. (the “Company”), announced that Mark E. Goldstein, the President and Chief Executive Officer of the Company and a member of the Board of Directors, retired effective as of April 26, 2021. In connection with Mr. Goldstein’s retirement, the Company and Mr. Goldstein entered into a Separation Agreement, Waiver and Release (the “Separation Agreement”), pursuant to which the Company will pay Mr. Goldstein $720,000 in severance payments (equal to 18 months base salary) over a period of 30 months and reimbursement for the costs of continuing health benefits for a period of 18 months. In exchange, Mr. Goldstein provided a broad release of the Company, agreed to assist with transitional matters and agreed to vote at the Annual Meeting of the Company’s Shareholders as recommended by the Company. Following Mr. Goldstein’s retirement, the Employment Agreement, dated as of March 26, 2014, by and between the Company and Mr. Goldstein is terminated and no longer in effect, except for those provisions that are intended to survive Mr. Goldstein’s separation from service, including non-disclosure, non-solicitation and non-competition provisions.

Appointment of Interim Co-Presidents

Effective as of April 26, 2021, Kevin Paprzycki and Tisha Pedrazzini have been appointed as Interim Co-Presidents.

Kevin Paprzycki, age 50, has been employed by the Company as Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer and Chief Accounting Officer) since June 2018. Mr. Paprzycki also serves as a member of the Company’s Board of Directors.  Prior to joining the Company, Mr. Paprzycki was employed by Westmoreland Coal Company and its subsidiary, Westmoreland Resource Partners, LP, where he served as Chief Executive Officer from December 2015 to November 2017 and as Westmoreland Coal Company’s Chief Financial Officer from May 2006 to December 2015 and Westmoreland Resource Partners’ Chief Financial Officer from December 2014 to July 2015. Mr. Paprzycki was also a member of each company’s board of directors. Mr. Paprzycki became a certified public accountant in 1994 and a certified financial manager and certified management accountant in 2004.

Tisha Pedrazzini, age 45, currently serves as a member of the Company’s Board of Directors.  Ms. Pedrazzini is the Founder and Chief Innovation Officer of TSP Marketing Transformation, LLC, a consulting firm that advises clients on brand transformation, innovative growth, and organization optimization.  Prior to founding TSP, Ms. Pedrazzini was President at The Integer Group/TBWA, where she oversaw all aspects of building and growing the agency.  She led a team of over 400 agency partners across five offices, working with sales and marketing leadership teams across many Fortune 500 clients to deliver advertising, big idea development, go-to-market strategies, and digital, eCommerce, DTC, social media, and consumer insights for existing and emerging brands. She holds a B.S. in Marketing and Biology from the University of Colorado. In connection with her appointment, Ms. Pedrazzini will be compensated at a rate of $20,000 per month and will be eligible for a cash bonus and equity awards at the discretion of the Board of Directors.

Item 7.01.Regulation FD Disclosure.

On April 29, 2021, the Company issued a press release announcing Mr. Goldstein’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information in this Item 7.01 and contained in Exhibit 99.1 will not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as is expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Scott’s Liquid Gold-Inc. press release, dated April 29, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	April 29, 2021	By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer